Exhibit 21


               List of Subsidiaries and Affiliates of the Company


      Name                 State of Incorporation or     Percent Owned by    Other Name(s) Under Which
                                 Organization                 Company              Business Done
------------------------ ------------------------------ -------------------- ---------------------------
Baltimore FERST
Limited Partnership                Maryland              See "Business of               None
                                                          the company" in
                                                              Prospectus

F & E Resource
Systems Technology                 Maryland                    100%                   FERST for
for Baltimore, Inc.                                                                 Baltimore, Inc.

WasteMasters of
Georgia, Inc.                      Maryland                    100%                     None

WasteMasters of
South Carolina, Inc             South Carolina                 100%                     None

Trantex, Inc.                       Nevada                     100%                     None

WasteMasters of New
York, Inc.                         Maryland                    100%                     None

WasteMasters of
Pennsylvania, Inc.                 Maryland                    100%                     None

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